Exhibit 35.1

Pacific Capital Bancorp Reports Fourth Quarter 2008 Financial Results

Company Announces Cut in Quarterly Dividend to $0.11 Per Share

SANTA BARBARA, Calif.--(BUSINESS WIRE)--January 29, 2009--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company, today announced financial results for the fourth quarter ended December 31, 2008.

The Company’s net loss for the fourth quarter of 2008 was $41.8 million, or ($0.92) per diluted share, compared to net income of $12.2 million, or $0.26 per diluted share, in the same period of the prior year.

Financial results for the fourth quarter of 2008 include a provision for loan losses of $68.8 million. This increases the Company’s allowance for loan losses to $140.9 million, or 2.44% of total loans, at December 31, 2008.

The fourth quarter 2008 provision for loan losses included:

  $50.9 million to cover net charge-offs, of which approximately $30.8 million related to the residential construction portfolio;
  $18.8 million added to the allowance for loan losses to reflect an increase in problem loans and higher specific reserves against impaired loans;
  A $0.9 million reversal of allowance related to the refund anticipation loan (RAL) program due to higher than expected collections.

Commenting on the fourth quarter of 2008, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “The continuing price depreciation in the housing market resulted in additional downgrades within our residential construction portfolio, which drove the elevated level of charge-offs and provision for loan losses in the fourth quarter. We are aggressively managing our residential construction exposure through continuous reviews, updates of appraisals, and disposal of assets when opportunities arise. The remainder of our loan portfolio is experiencing some deterioration that is consistent with a recessionary economy, but is not being impacted as much as the residential construction portfolio.

“We continue to be aggressive in maintaining the strength of our balance sheet. We increased NOW, Money Market and Savings account deposits by $160 million during the fourth quarter, while also building capital through the Treasury’s Capital Purchase Program. The additional capital was instrumental in helping us to originate $197 million in loans during the fourth quarter,” said Leis.

Income Statement

As discussed in the Non-GAAP Financial Information section later in the press release, “Core Bank” represents all activities of the Company other than the RAL and RT programs.

The Company’s net interest income for the fourth quarter of 2008 was $54.1 million, compared with $59.0 million in the same quarter of 2007. Net interest income for the Core Bank was $57.6 million in the fourth quarter of 2008, compared with $60.2 million in the same period of the prior year. The decrease in Core Bank net interest income is primarily attributable to a decline in net interest margin.

The Company’s net interest margin for the fourth quarter of 2008 was 2.87%, which compares with 3.62% in the fourth quarter of 2007. Net interest margin for the Core Bank was 3.05%, which compares to a net interest margin of 3.61% for the Core Bank in the third quarter of 2008. The sequential quarter decline in net interest margin was primarily attributable to a decline in loan interest rates that could not be fully offset by reductions in interest expense on deposits and borrowings.

The Company’s non-interest income was $11.8 million in the fourth quarter of 2008, compared with $14.2 million in the fourth quarter of 2007. The decline is due to lower interest rates which caused a decline in the value of mortgage servicing rights, and lower service charges and fees.

Non-interest expense was $70.9 million in the fourth quarter of 2008, compared with $51.3 million in the fourth quarter of 2007.

Balance Sheet

The Company’s total gross loans held for investment were $5.76 billion at December 31, 2008, compared with $5.72 billion at September 30, 2008, and $5.36 billion at December 31, 2007.

The Company’s total deposits were $6.59 billion at December 31, 2008, compared to $4.94 billion at September 30, 2008, and $4.96 billion at December 31, 2007. Excluding brokered certificates of deposit added to fund the 2009 RAL program, total deposits were $5.31 billion at December 31, 2008, compared to $4.81 billion at September 30, 2008. The increase in total deposits is attributable to aggressive sales campaigns that have increased the Company’s balances within all deposit categories.

Asset Quality

Total non-performing assets were $241.5 million at December 31, 2008, compared to $171.6 million at September 30, 2008. The increase in non-performing assets is primarily attributable to deterioration in the residential construction portfolio.

The following table provides comparative asset quality data for the comparable three-month periods of the Core Bank (dollars in millions):

	December 31, 2008	September 30, 2008

Allowance for loan losses	$140.9	$122.1
Allowance for loan losses/total loans	2.44%	2.13%

Total non-performing assets	$241.5	$171.6
Total non-performing assets/total assets	2.65%	2.23%

Allowance to non-performing loans	60%	73%

Net charge-offs	$50.9	$18.1
Annualized net charge-offs/total average loans	3.50%	1.25%

Capital Ratios

All of the Company’s capital ratios continue to exceed the regulatory definition of “well capitalized.”

The Company’s Tier 1 tangible asset ratios as of December 31, 2008, and September 30, 2008, were 11.8% and 7.7%, respectively.

The Company’s total risk weighted capital ratios as of December 31, 2008, and September 30, 2008, were 14.6% and 12.2%, respectively.

2009 RAL and RT Programs

The Company expects that transaction volumes, product mix and loss rates for the 2009 RAL and RT programs will be similar to the 2008 programs. However, profitability in the 2009 programs is expected to be lower than 2008 due to an increase in funding costs and reduced collections of RALs outstanding from prior years.

Dividend

The Company announced a reduction in its quarterly dividend for the first quarter of 2009 to $0.11 per diluted share, from $0.22 per diluted share in prior quarters. The Company also announced that it has moved its dividend declaration date to the middle of the last month of each quarter, to be paid on the last business day of the quarter. The first quarter dividend will be paid March 31, 2009, to shareholders of record as of March 16, 2009.

“In recognition of our reduced profitability, the Board of Directors has determined that a reduction in our quarterly dividend payment is appropriate at this time,” said Leis. “The declaration of future quarterly dividends will be closely tied to our overall financial performance and capital requirements.”

Outlook

For the full year 2009, Pacific Capital Bancorp has established the following targets:

  Loan growth: 5%
  Deposit growth: 6%
  Expense growth (excluding goodwill impairment recorded in 2008): 2%

The Company has also established the following key priorities for 2009:

  Continue aggressive deposit gathering efforts;
  Utilize the additional capital added through the U.S. Treasury’s Capital Purchase Program to support all of the bank’s lending activities;
  Continue to build the Commercial and Wealth Management businesses;
  Tightly manage expense levels.

Commenting on the outlook for Pacific Capital Bancorp, Leis said, “With historically low interest rates driving compression in our net interest margin and the economic slowdown continuing to result in elevated credit losses, we anticipate that 2009 will be another challenging year. We are aggressively addressing these challenges by increasing our monitoring of borrowers within all portfolios, initiating workouts to minimize losses, and seeking disposition of problem assets when possible. We expect to maintain our allowance for loan losses at strong levels as long as economic conditions remain weak. We also expect to have another strong year in the RAL and RT programs, which should generate valuable earnings and capital for the bank.”

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its fourth quarter 2008 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company’s de novo branching and acquisition efforts, the operating characteristics of the Company’s income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) deterioration in general economic conditions, internationally, nationally or in California; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) increased competitive pressure among financial services companies; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For a more detailed description of the risk factors associated with the Company’s businesses, please refer to the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL and RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

The information that excludes balances and results of the RAL and RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

The assets, liabilities, and results of operations of the Company’s refund programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.

Consolidated Balance Sheets						% Change
(dollars in thousands)	As of					12/31/2008 vs.	12/31/2008
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2008	12/31/2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(Annualized)
Assets
Cash and due from banks	$80,135	$122,991	$149,343	$179,328	$141,086	(139.4%)	(43.2%)
Interest-bearing deposits in other financial institutions	1,859,144	—	—	—	—	N/A	N/A
Federal funds sold	—	55,000	—	20,000	—	N/A	N/A
Trading securities	213,939	202,557	62,324	65,885	146,862	22.5%	45.7%
Available-for-sale securities	1,178,743	990,083	1,118,229	1,095,876	1,176,887	76.2%	0.2%
Loans held for sale	11,137	145,350	—	—	68,343	(369.4%)	(83.7%)
Gross loans held for investment	5,764,856	5,722,214	5,693,052	5,547,463	5,359,156	3.0%	7.6%
Allowance for loan losses	140,908	122,097	73,288	65,491	44,843	61.6%	214.2%
Total loans held for investment, net	5,623,948	5,600,117	5,619,764	5,481,972	5,314,313	1.7%	5.8%
Premises and equipment, net	78,608	79,409	79,636	84,210	86,921	(4.0%)	(9.6%)
Goodwill	128,710	128,710	150,354	150,354	145,749	0.0%	(11.7%)
Other intangible assets	9,662	11,022	11,480	12,058	10,037	(49.4%)	(3.7%)
Other assets	390,265	353,409	294,193	309,698	284,148	41.7%	37.3%
Total assets	$9,574,291	$7,688,648	$7,485,323	$7,399,381	$7,374,346	98.1%	29.8%

Liabilities
Deposits
Non-interest-bearing demand deposits	$981,944	$989,025	$991,570	$1,116,182	$1,002,281	(2.9%)	(2.0%)
Interest-bearing deposits
NOW accounts	1,044,301	995,181	1,037,582	1,119,338	1,145,655	19.7%	(8.8%)
Money market deposit accounts	612,710	561,297	631,925	727,147	748,417	36.6%	(18.1%)
Other savings deposits	320,842	261,085	240,795	244,443	254,273	91.6%	26.2%
Time certificates of $100,000 or more	1,682,974	1,234,196	1,204,150	1,094,486	1,063,271	145.4%	58.3%
Other time deposits	1,947,205	900,520	533,177	533,608	749,915	464.9%	159.7%
Total interest-bearing deposits	5,608,032	3,952,279	3,647,629	3,719,022	3,961,531	167.6%	41.6%
Total deposits	6,589,976	4,941,304	4,639,199	4,835,204	4,963,812	133.5%	32.8%

Federal funds purchased and securities sold under agreements to repurchase	342,157	358,124	424,739	327,640	272,673	(17.8%)	25.5%
Long-term debt and other borrowings	1,740,240	1,660,986	1,643,766	1,343,530	1,405,602	19.1%	23.8%
Other liabilities	113,481	85,885	67,949	159,446	63,903	128.5%	77.6%
Total liabilities	8,785,854	7,046,299	6,775,653	6,665,820	6,705,990	98.8%	31.0%

Shareholders' equity	788,437	642,349	709,670	733,561	668,356	91.0%	18.0%
Total liabilities and shareholders' equity	$9,574,291	$7,688,648	$7,485,323	$7,399,381	$7,374,346	98.1%	29.8%

Consolidated Statements of Income (unaudited)
(dollars in thousands)	For the Three-Month Periods Ended December 31
	2008			2007
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidate % Change
Interest income
Loans	$86,840	$86,840	$—	$99,337	$99,337	$—	(12.6%)
Trading securities	2,712	2,712	—	—	—	—	N/A
Available-for-sale securities	11,808	11,808	—	12,290	12,290	—	(3.9%)
Other	843	843	—	206	206	—	309.2%
Total interest income	102,203	102,203	—	111,833	111,833	—	(8.6%)
Interest expense
Deposits	26,046	23,352	2,694	30,492	29,947	545	(14.6%)
Securities sold under agreements to repurchase and federal funds purchased	3,217	3,217	—	3,431	3,431	—	(6.2%)
Long-term debt and other borrowings	18,804	18,077	727	18,924	18,232	692	(0.6%)
Total interest expense	48,067	44,646	3,421	52,847	51,610	1,237	(9.0%)
Net interest income	54,136	57,557	(3,421)	58,986	60,223	(1,237)	(8.2%)
Provision for loan losses
Provision for loan losses - Core Bank	69,761	69,761	—	6,780	6,780	—	928.9%
Provision for loan losses - RALs	(949)	—	(949)	(2,002)	—	(2,002)	(52.6%)
Provision for loan losses	68,812	69,761	(949)	4,778	6,780	(2,002)	1340.2%
Net interest (loss)/ income after provision for loan losses	(14,676)	(12,204)	(2,472)	54,208	53,443	765	(127.1%)
Non-interest income
Service charges and fees	6,008	5,995	13	9,036	8,719	317	(33.5%)
Trust and investment advisory fees	5,755	5,755	—	6,036	6,036	—	(4.7%)
Gain on sale of RALs, net	—	—	—	—	—	—	—
Refund transfer fees	156	—	156	228	—	228	(31.6%)
Loss on securities, net	(2,924)	(2,924)	—	(3,050)	(3,050)	—	(4.1%)
Other	2,819	2,816	3	1,970	1,970	—	43.1%
Total non-interest income	11,814	11,642	172	14,220	13,675	545	(16.9%)
Non-interest expense
Salaries and employee benefits	33,293	31,405	1,888	29,714	28,453	1,261	12.0%
Occupancy expenses, net	6,248	6,038	210	5,513	5,230	283	13.3%
Furniture, fixtures and equipment, net	1,983	1,826	157	2,250	2,097	153	(11.9%)
Other	29,334	27,820	1,514	13,837	12,502	1,335	112.0%
Total non-interest expense	70,858	67,089	3,769	51,314	48,282	3,032	38.1%
(Loss)/ income before income taxes	(73,720)	$(67,651)	$(6,069)	17,114	$18,836	$(1,722)	(530.8%)
(Benefit)/ provision for income taxes	(31,881)			4,883			(752.9%)
Net (loss)/ income	(41,839)			12,231			(442.1%)
Dividend and accretion on preferred stock	1,094			—
Net (loss)/ income available to common shareholders	$(42,933)			$12,231

(Loss)/ income per common share - basic	$(0.92)			$0.26
(Loss)/ income per common share - diluted *	$(0.92)			$0.26
Average number of common shares - basic	46,583			46,357
Average number of common shares - diluted	47,002			46,624

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

* Diluted earnings per share for the three-months ended December 31, 2008 is calculated using basic weighted average shares outstanding.

Consolidated Statements of Income (unaudited)	For the Years Ended December 31,
(dollars in thousands)	2008			2007

	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income
Loans	$458,200	$349,438	$108,762	$532,208	$413,640	$118,568	(13.9%)
Trading securities	6,833	6,833	—	—	—	—	N/A
Available -for-sale securities	51,175	51,175	—	48,567	48,567	—	5.4%
Other	3,125	1,422	1,703	2,834	2,834	—	10.3%
Total interest income	519,333	408,868	110,465	583,609	465,041	118,568	(11.0%)
Interest expense
Deposits	91,422	84,999	6,423	129,728	125,814	3,914	(29.5%)
Securities sold under agreements to repurchase and federal funds purchased	13,076	12,739	337	17,997	14,170	3,827	(27.3%)
Long-term debt and other borrowings	74,321	70,614	3,707	74,686	69,385	5,301	(0.5%)
Total interest expense	178,819	168,352	10,467	222,411	209,369	13,042	(19.6%)
Net interest income	340,514	240,516	99,998	361,198	255,672	105,526	(5.7%)
Provision for loan losses
Provision for loan losses - Core Bank	196,567	196,567	—	21,314	21,314	—	822.2%
Provision for loan losses - RALs	21,768	—	21,768	91,958	—	91,958	(76.3%)
Provision for loan losses	218,335	196,567	21,768	113,272	21,314	91,958	92.8%
Net interest income after provision for loan losses	122,179	43,949	78,230	247,926	234,358	13,568	(50.7%)
Non-interest income
Refund transfer fees	68,731	—	68,731	45,984	—	45,984	49.5%
Gain on sale RALs, net	44,580	—	44,580	41,822	—	41,822	6.6%
Service charges and fees	33,228	30,135	3,093	40,694	33,923	6,771	(18.3%)
Trust and investment advisory fees	25,392	25,392	—	24,220	24,220	—	4.8%
Loss on securities, net	(3,346)	(3,346)	—	(1,106)	(1,106)	—	202.5%
Gain on sale of leasing portfolio	—	—	—	24,344	24,344	—	N/A
Other	7,484	7,481	3	8,631	8,601	30	(13.3%)
Total non-interest income	176,069	59,662	116,407	184,589	89,982	94,607	(4.6%)
Non-interest expense
Salaries and employee benefits	127,893	116,108	11,785	128,259	120,163	8,096	(0.3%)
Refund program marketing and technology fees	46,257	—	46,257	44,500	—	44,500	3.9%
Occupancy expenses, net	25,440	24,426	1,014	21,952	20,913	1,039	15.9%
Goodwill Impairment	22,068	22,068	—	—	—	—	N/A
Furniture, fixtures and equipment, net	8,853	8,230	623	9,551	8,858	693	(7.3%)
Other	109,057	83,426	25,631	71,180	55,483	15,697	53.2%
Total non-interest expense	339,568	254,258	85,310	275,442	205,417	70,025	23.3%
(Loss)/ income before income taxes	(41,320)	$(150,647)	$109,327	157,073	$118,923	$38,150	(126.3%)
(Benefit)/ provision for income taxes	(18,570)			56,185			(133.1%)
Net (loss)/ income	(22,750)			100,888			(122.5%)
Dividend and accretion on preferred stock	1,094			—
Net (loss)/ income available to common shareholders	$(23,844)			$100,888

(Loss)/ income per common share - basic	$(0.52)			$2.15
(Loss)/ income per common share - diluted *	$(0.52)			$2.14
Average number of common shares - basic	46,273			46,816
Average number of common shares - diluted	46,644			47,082

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

* Diluted earnings per share for the year ended December 31, 2008 is calculated using basic weighted average shares outstanding.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	For the Three-Month Periods Ended December 31,
	2008			2007
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$12,656	$61	1.92%	$—	$—	—
Interest bearing deposits in other financial institutions	594,402	702	0.47%	—	—	—
Federal funds sold	32,453	80	0.98%	19,473	206	4.20%
Securities (1) (2)
Taxable	997,964	10,796	4.30%	785,086	9,468	4.78%
Non-taxable	295,335	5,303	7.18%	210,463	4,178	7.94%
Total securities	1,293,299	16,099	4.96%	995,549	13,646	5.45%
Loans (1) (3)
Commercial	1,183,609	16,251	5.46%	1,133,063	22,561	7.90%
Real estate - multi family & commercial	2,858,336	44,510	6.23%	2,480,880	43,930	7.08%
Real estate - residential 1 - 4 family	1,120,507	16,780	5.99%	1,403,279	20,800	5.93%
Consumer	631,012	9,409	5.93%	590,195	12,059	8.11%
Other	2,264	25	4.39%	2,868	61	8.44%
Total loans	5,795,728	86,975	5.99%	5,610,285	99,411	7.07%
Total interest-earning assets	7,728,538	103,917	5.35%	6,625,307	113,263	6.78%
Market value adjustment	2,453			21,188
Non-interest-earning assets	496,994			641,590
Total assets	$8,227,985			$7,288,085

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,887,431	4,892	1.03%	$2,200,847	13,370	2.41%
Time certificates of deposit	2,700,875	21,154	3.12%	1,612,585	17,122	4.21%
Total interest-bearing deposits	4,588,306	26,046	2.26%	3,813,432	30,492	3.17%
Borrowed funds:
Repos and Federal funds purchased	353,366	3,217	3.62%	296,926	3,431	4.58%
Other borrowings	1,565,954	18,804	4.78%	1,434,117	18,924	5.24%
Total borrowings	1,919,320	22,021	4.56%	1,731,043	22,355	5.12%
Total interest-bearing liabilities	6,507,626	48,067	2.94%	5,544,475	52,847	3.78%
Non-interest-bearing demand deposits	979,639			993,498
Other liabilities	18,371			91,217
Shareholders' equity	722,349			658,895
Total liabilities and shareholders' equity	$8,227,985			$7,288,085

Tax equivalent net interest income/margin		55,850	2.87%		60,416	3.62%
Less: non-taxable interest from securities and loans		1,714	0.09%		1,430	0.09%
Net interest income		$54,136	2.78%		$58,986	3.53%

Consumer loans, Core Bank	$631,012	$9,409	5.93%	$589,656	$12,059	8.11%
Loans, Core Bank	$5,795,728	$86,975	5.97%	$5,609,746	$99,411	7.03%

(1) Income and yield calculations are presented on fully taxable equivalent basis.
(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 market value adjustments to fair value, which are included in other assets.
(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	For the Years Ended December 31,
	2008			2007
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$22,807	$622	2.73%	$—	$—	—
Interest bearing deposits in other financial institutions	150,806	702	0.47%	—	—	—
Federal funds sold	71,652	1,801	2.51%	54,588	2,834	5.19%
Securities (1) (2)
Taxable	947,490	44,732	4.72%	801,248	37,370	4.66%
Non-taxable	257,959	18,721	7.26%	208,193	15,886	7.63%
Total securities	1,205,449	63,453	5.26%	1,009,441	53,256	5.27%
Loans (1) (3)
Commercial	1,186,394	73,805	6.22%	1,206,318	104,592	8.67%
Real estate - multi family & commercial	2,718,452	168,442	6.20%	2,376,763	172,511	7.26%
Real estate - residential 1 - 4 family	1,138,774	67,904	5.96%	1,329,620	78,127	5.88%
Consumer	714,497	148,566	20.79%	1,005,943	177,021	17.60%
Other	3,085	175	5.67%	2,885	233	8.08%
Total loans	5,761,202	458,892	7.97%	5,921,529	532,484	8.99%
Total interest-earning assets	7,211,916	525,470	7.29%	6,985,558	588,574	8.43%
Market value adjustment	20,131			19,418
Non-interest-earning assets	639,145			491,852
Total assets	$7,871,192			$7,496,828

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,981,853	23,976	1.21%	$2,149,706	54,402	2.53%
Time certificates of deposit	2,046,064	67,446	3.30%	1,702,621	75,326	4.42%
Total interest-bearing deposits	4,027,917	91,422	2.27%	3,852,327	129,728	3.37%
Borrowed funds:
Repos and Federal funds purchased	394,410	13,076	3.32%	360,622	17,997	4.99%
Other borrowings	1,523,802	74,321	4.88%	1,409,453	74,686	5.30%
Total borrowings	1,918,212	87,397	4.56%	1,770,075	92,683	5.24%
Total interest-bearing liabilities	5,946,129	178,819	3.01%	5,622,402	222,411	3.96%
Non-interest-bearing demand deposits	1,094,126			1,118,460
Other liabilities	103,639			98,299
Shareholders' equity	727,298			657,667
Total liabilities and shareholders' equity	$7,871,192			$7,496,828

Tax equivalent net interest income/margin		346,651	4.81%		366,163	5.24%
Less: non-taxable interest from securities and loans		6,137	0.09%		4,965	0.07%
Net interest income		$340,514	4.72%		$361,198	5.17%

Consumer loans, Core Bank	$611,830	$39,804	6.51%	$678,199	$58,453	8.62%
Loans, Core Bank	$5,658,535	$350,130	6.19%	$5,593,785	$413,916	7.40%

(1) Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Key Financial Ratios (unaudited)
(dollars and shares in thousands)	For the Three-Month Periods Ended December 31		For the Years Ended December 31
	2008	2007	2008	2007
Financial Ratios
Operating efficiency ratio Consolidated	100.38%	66.05%	64.55%	49.91%
Operating efficiency ratio Core Bank	90.86%	61.60%	82.11%	58.40%
Operating efficiency ratio RAL and RT	N/A	N/A	39.42%	34.99%

Return on average equity Consolidated	N/A	7.36%	N/A	15.34%
Return on average equity Core Bank	N/A	N/A	N/A	15.48%
Return on average equity RAL and RT	N/A	N/A	33.31%	14.87%

Return on average assets Consolidated	N/A	0.67%	N/A	1.35%
Return on average assets Core Bank	N/A	N/A	N/A	1.09%
Return on average assets RAL and RT	N/A	N/A	36.47%	8.26%

Leverage ratio	8.78%	9.04%	9.24%	8.77%

	2008	2007
Tier 1 capital to Average Tangible Assets ratio	8.8%	8.0%
Tier 1 capital to Risk Weighted Assets ratio	11.8%	9.7%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	14.6%	12.3%

Credit Quality Ratios
Allowance for loan losses Consolidated	$140,908	$44,843
Allowance for loan losses Core Bank	$140,908	$44,843
Allowance for loan losses RAL and RT	$—	$—

	For the Three-Month Periods Ended December 31		For the Years Ended December 31
	2008	2007	2008	2007

Net charge-offs Consolidated	$49,946	$(651)	$121,450	$112,477
Net charge-offs Core Bank	$50,895	$1,351	$99,682	$20,517
Net charge-offs RAL and RT	$(949)	$(2,002)	$21,768	$91,960

Annualized Consolidated net charge-offs to Consolidated average loans	3.43%	N/A	2.11%	1.90%
Annualized Core Bank net charge-offs to Core Bank average loans	3.50%	0.10%	1.76%	0.37%
Annualized RAL and RT net charge-offs to RAL and RT average loans	N/A	N/A	21.20%	28.06%

	As of December 31,
	2008	2007
Non-performing assets
Nonaccrual loans	$186,610	$72,186
Loans past due 90 days or more on accrual status	14,045	1,131
Troubled debt restructured loans	33,737	—
Total non-performing loans *	234,392	73,317
Other real estate owned and other foreclosed assets	7,100	3,357
Total non-performing assets *	$241,492	$76,674
* There were no non-performing RAL loans as of December 31, 2008 and 2007.

Non-performing loans to Core Bank total loans held for investment	4.07%	1.37%
Non-performing assets to Core Bank total assets	2.65%	1.04%
Core Bank allowance for loan losses to non-performing loans	60%	61%
Core Bank allowance for loan losses to Core Bank total loans held for investment	2.44%	0.84%

Book value per share
Actual shares outstanding at end of period	46,617	46,127
Book value per share	$16.91	$14.49
Tangible book value per share	$13.94	$11.11

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 2 of Release for 4th Quarter Earnings
(dollars in thousands)

Net Interest Margin	For the Three-Month Periods Ended December 31
	2008			2007
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT

Net interest margin (tax equivalent)	2.87%	3.05%	N/A	3.62%	3.69%	N/A

Net interest income (tax equivalent)	$55,850	$59,271	$(3,421)	$60,416	$61,653	$(1,237)

Interest income	$102,203	$102,203	$—	$111,833	$111,833	$—
Interest expense	48,067	44,646	3,421	52,847	51,610	1,237
Net interest income	$54,136	$57,557	$(3,421)	$58,986	$60,223	$(1,237)
Tax equivalent adjustment	$1,714	$1,714	$—	$1,430	$1,430	$—

Average earning assets	$7,728,538	$7,728,173	$365	$6,625,307	$6,624,768	$539

Net Interest Margin	For the Three-Month Period Ended September 30,
	2008
	Consolidated	Core Bank	RAL and RT

Net interest margin (tax equivalent)	3.57%	3.61%	N/A

Net interest income (tax equivalent)	$62,642	$63,353	$(711)

Interest income	$102,733	$102,733	$—
Interest expense	41,911	41,200	711
Net interest income	$60,822	$61,533	$(711)
Tax equivalent adjustment	$1,820	$1,820	$—

Average earning assets	$6,988,840	$6,988,497	$343

	As of
	December 31, 2008	September 30, 2008	December 31, 2007

Total Deposits	$6,589,976	$4,941,304	$4,963,812
Less: RAL brokered CDs	1,278,796	134,114	189,566
Total Deposits, Core Bank	$5,311,180	$4,807,190	$4,774,246

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley
Executive Vice President, Investor Relations
805-884-6680
Debbie.Whiteley@pcbancorp.com
or
Financial Relations Board
Tony Rossi
213-486-6545
trossi@frbir.com